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                                                                     Exhibit 4.1

                        SMART MODULAR TECHNOLOGIES, INC.

                            1989 INCENTIVE STOCK PLAN

                            AS AMENDED MARCH 25, 1996

         1. Purposes of the Plan. The purposes of this Incentive Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

         Options granted hereunder may be either "incentive stock options", as defined in Section 422A of the Internal Revenue Code of 1986, as amended, or "nonstatutory stock options," at the discretion of the Board and as reflected in the terms of the written option agreement. The Board also has the discretion to grant Stock Purchase Rights hereunder.

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

                  (b) "Common Stock" shall mean the Common Stock of the Company.

                  (c) "Company" shall mean Smart Modular Technologies, Inc., California corporation.

                  (d) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

                  (e) "Consultant" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services, and any director of the Company whether compensated for such services or not; provided that if and in the event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

                  (f) "Continuous Status as an Employee or Consultant" shall, for the purposes of this Plan and the Options granted and shares issued hereunder only, mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, including leave on account of disability or military leave, provided that such sick leave or military leave is for a period of not more than 90 days, except as may otherwise be approved by the Board and specified in writing by the Company, or any other leave of absence approved by the Board and specified in writing by the Company, subject to any conditions of such approval. In the event that at the end of such leave the Employee or Consultant does not resume his service to the Company, his employment or relationship with the Company (and his Continuous Status as an Employee or Consultant) shall be deemed to have terminated as of the end of the leave period.



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                  (g) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

                  (h) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.

                  (i) "Option" shall mean a stock option granted pursuant to the Plan.

                  (j) "Optioned Stock" shall mean the Common Stock subject to an Option.

                  (k) "Optionee" shall mean an Employee who receives an Option.

                  (l) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 425(e) of the Internal Revenue Code of 1986, as amended.

                  (m) "Plan" shall mean this 1989 Incentive Stock Plan.

                  (n) "Purchaser" shall mean an Employee or Consultant who exercises a Stock Purchase Right.

                  (o) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

                  (p) "Stock Purchase Right" shall mean a right, other than an Option, to purchase Common Stock pursuant to the Plan.

                  (q) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 425(f) of the Internal Revenue Code of 1986, as amended.

         3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be optioned and/or sold under the Plan is 3,996,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

         If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. However, any shares sold under the Plan and subsequently repurchased by the Company shall not be available for new issuance pursuant to the Plan.

         4. Administration of the Plan.

                  (a) Procedure. The Plan shall be administered by the Board of Directors of the Company.

                           (i) Subject to subparagraph (ii), the Board of
Directors may appoint a Committee consisting of not less than two members of the Board of Directors or one or more officers of the Company to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint



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new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

         Members of the Board who either are eligible for Options or Stock Purchase Rights or have been granted Options or Stock Purchase Rights may vote on any matters affecting the administration of the Plan or the grant of any Options or Stock Purchase Rights pursuant to the Plan, except that no such member shall act upon the granting of an Option or Stock Purchase Right to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options or Stock Purchase Rights to him.

                           (ii) Notwithstanding the foregoing subparagraph (i),
if and in the event the Company registers any class of any equity security pursuant to Section 12 of the Exchange Act, from the effective date of such registration until six months after the termination of such registration, any grants of Options or Stock Purchase Rights to directors shall only be made by the Board of Directors; provided, however, that if a majority of the Board of Directors is eligible to participate in this Plan or any other stock option or other stock plan of the Company or any of its affiliates, or has been eligible at any time within the preceding year, any grants of Options or Stock Purchase Rights to directors must be made by, or only in accordance with the recommendation of, a Committee consisting of three or more persons, who may but need not be directors or employees of the Company, appointed by the Board of Directors and having full authority to act in the matter, none of whom is eligible to participate in this Plan or any other stock option or other stock plan of the Company or any of its affiliates, or has been eligible at any time within the preceding year. Any Committee administering the Plan with respect to grants to officers who are not also directors shall conform to the requirements of the preceding sentence. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. Subject to the foregoing, from time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

                  (b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422A of the Internal Revenue Code of 1986, as amended, or "non-statutory stock options," or Stock Purchase Rights; (ii) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options or Stock Purchase Rights to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options or Stock Purchase Rights shall be granted and the number of shares to be represented by each Option or Stock Purchase Right; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option or Stock Purchase Right granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option or Stock Purchase Right; (viii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Stock Purchase Right previously granted by the Board; and (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                  (c) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees, Purchasers and any other holders of any Options or Stock Purchase Rights granted under the Plan.



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         5. Eligibility.

                  (a) Options and Stock Purchase Rights may be granted only to Employees or Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Stock Purchase Right may, if he is otherwise eligible, be granted additional Option(s) or Stock Purchase Right(s).

                  (b) No Incentive Stock Option may be granted to an Employee which, when aggregated with all other incentive stock options granted to such Employee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the date of grant of the Option covering such Share) in excess of $100,000 becoming first available for purchase upon exercise of one or more incentive stock options during any calendar year.

                  (c) Section 5(b) of the Plan shall apply only to an Incentive Stock Option evidenced by an "Incentive Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall qualify as an incentive stock option. Section 5(b) of the Plan shall not apply to any Option evidenced by a "Nonstatutory Stock Option Agreement" which sets forth the intention of the Company and the Optionee that such Option shall be a nonstatutory stock option.

                  (d) The Plan shall not confer upon any Optionee, Purchaser or holder of a Stock Purchase Right, any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time.

         6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 13 of the Plan.

         7. Exercise Price and Consideration.

                  (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option or Stock Purchase Right shall be such price as is determined by the Board, but shall be subject to the following:

                               (i) In the case of any Incentive Stock Option,
the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

                               (ii) In the case of any Nonstatutory Stock Option
or Stock Purchase Right, the per Share exercise price shall be no less than 85% of the fair market value per Share on the date of grant.

                               (iii) In the case of any Option granted to any
person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

                               (iv) In the case of any Option or Stock Purchase
Right granted on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six months after the termination of such registration, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.



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                  (b) The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the last reported bid and asked prices of the Common Stock on the last trading day immediately preceding the date of grant (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System), or, in the event the Common Stock is listed on a stock exchange or quoted on the NASDAQ National Market System, the fair market value per Share shall be the reported closing price on such exchange or in the NASDAQ National Market on the last trading day immediately prior to the date of grant.

                  (c) The consideration to be paid for the Shares to be issued upon exercise of an Option or Stock Purchase Right, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, other shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option or Stock Purchase Right shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under the California Corporations Code and permitted by the permit issued by the California Commissioner of Corporations with respect to shares issuable under the Plan. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company, in accordance with the Delaware Corporation Law.

         8. Options.

                  (a) Term of Option.

         The term of each Stock Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement.

                  (b) Exercise of Option.

                           (i) Procedure for Exercise; Rights as a Shareholder.
Any Option granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

         An Option may not be exercised for a fraction of a Share.

         An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 7(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.



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         Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter shall be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. Any Shares issued and sold pursuant to the Plan and repurchased by the Company shall not be available for reissuance under the Plan.

                           (ii) Termination of Status as an Employee or
Consultant. If an Optionee's Continuous Status as an Employee or Consultant terminates, the Optionee may, but only within one (1) month (or such other period of time not exceeding three (3) months as is determined by the Board and is specified in writing by the Company) after the date he ceases to be an Employee or Consultant (as the case may be) of the Company (but in no event later than ten years from the date of grant of the Option), exercise his Option to the extent that (A) the Option was vested and (B) he was entitled to exercise it, at the date of such termination. To the extent that the Option was not vested or he was not entitled to exercise the Option, at the date of such termination, or if he does not exercise such Option within the time specified herein, the Option shall terminate.

                           (iii) Disability. Notwithstanding the provisions of
Section 8(b)(ii) above, in the event of termination of Continuous Status as an Employee or Consultant as a result of an Optionee's disability, the Optionee may, but only within six (6) months (or such other period of time not less than six (6) months nor more than twelve (12) months, as determined by the Board and specified in writing by the Company) from the date of termination (but in no event later than ten years from the date of the grant of the Option), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. If such disability is not a "disability" as such term is defined in
Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the day three months and one day following such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                           (iv) Death of Optionee. Notwithstanding the
provisions of Section 8(b)(ii) above, in the event of (A) the death of an Optionee during the term of his Option, where such Optionee is at the time of his death an Employee or Consultant of the Company and such Optionee shall at the date of death have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, or (B) the death of an Optionee within thirty (30) days after the termination of such Optionee's Continuous Status as an Employee or Consultant, then the Option may be exercised at any time within six (6) months (or such other period of time not less than six (6) months nor more than twelve (12) months as determined by the Board and specified in writing by the Company) following the date of death (but in no event later than ten years from the date of grant of the Option), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that (A) the Option was vested as of the date of termination, and (B) the Optionee was entitled to exercise it at the date of termination.

         9. Stock Purchase Rights.

                  (a) Rights to Purchase. After the Board of Directors determines that it will offer an Employee or Consultant the right to purchase Shares under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions relating to the offer, including the number of Shares that such person shall be entitled to purchase, and the time within which such person must accept such offer, which shall in no event exceed ninety (90) days from the date upon which the Board of Directors or its Committee made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Board of Directors.



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                  (b) Issuance of Shares. Forthwith after payment therefor, the
Shares purchased shall be duly issued; provided, however, that the Board may require that the Purchaser make adequate provision for any Federal and State withholding obligations of the Company as a condition to the Purchaser purchasing such Shares.

                  (c) Repurchase Option. Unless the Board of Directors or its Committee determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Purchaser's employment with the Company for any reason (including death or disability). If the Board or its Committee so determines, the Restricted Stock Purchase Agreement may provide that the purchase price for shares repurchased shall be the original price paid by the Purchaser and may be paid by cancellation of any indebtedness of the Purchaser to the Company. The repurchase option shall lapse at such a rate as the Board of Directors may determine.

                  (d) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board of Directors.

                  (e) Rights as a Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing the shares as to which a Stock Purchase Right has been exercised, no right to vote or to receive dividends or any other rights as a shareholder shall exist with respect to shares of Common Stock subject to a Stock Purchase Right, notwithstanding the exercise of a Stock Purchase Right. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

                  (f) Shares Available Under the Plan. Exercise of a Stock Purchase Right in any manner shall result in a decrease in the number of Shares that thereafter shall be available, both for purposes of the Plan and for sale under the Stock Purchase Right, by the number of Shares as to which the Stock Purchase Right is exercised. Shares repurchased by the Company pursuant to
Section 9(c) hereof shall not be available for reissuance under the Plan.

         10. Non-Transferability of Options and Stock Purchase Rights. Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee or holder of a Stock Purchase Right, only by such Optionee or holder of a Stock Purchase Right.

         11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no


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adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

         In the event of the proposed dissolution or liquidation of the Company, any outstanding Options or Stock Purchase Rights shall terminate immediately prior to the consummation of such proposed action. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify the Optionee at lease fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option or Stock Purchase Right shall terminate immediately prior to the consummation of such proposed action.

         In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or stock purchase right, the Optionee shall have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If an Option or Stock Purchase Right is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

         12. Time of Granting Options or Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Board makes the determination granting such Option or Stock Purchase Right. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

         13. Amendment and Termination of the Plan.

                  (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the holders of a majority of the outstanding shares of the Company entitled to vote:

                           (i) any increase in the number of Shares subject to
the Plan, other than in connection with an adjustment under Section 11 of the Plan;



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

                           (ii) any material change in the designation of the
class of employees or consultants eligible to be granted Options or Stock Purchase Rights; or

                           (iii) if the Company has a class of equity security
registered under Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefits accruing to participants under the Plan.

                  (b) Shareholder Approval. If any amendment requiring shareholder approval under Section 13(a) of the Plan is made subsequent to the first registration of any class of equity security by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in Section 17(a) of the Plan.

                  (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options or Stock Purchase Rights already granted and such Options and Stock Purchase Rights shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Board and the Optionee, Purchaser or holder of a Stock Purchase Right, which agreement must be in writing and signed by the Company and the Optionee, Purchaser or holder of the Stock Purchase Right.

         14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         16. Option and Stock Purchase Agreements. Options shall be evidenced by written option agreements in such form as the Board shall approve. Upon the exercise of Stock Purchase Rights, a Purchaser shall execute a Restricted Stock Purchase Agreement in such form as the Board of Directors shall approve.

         17. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held Shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled


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to vote thereon. If and in the event that the Company registers any class of any equity security pursuant to Section 12 of the Exchange Act, the approval of such shareholders of the Company shall be:

                  (a) (1) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

                  (b) obtained at or prior to the first annual meeting of shareholders held subsequent to the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act.

         If such shareholder approval is obtained by written consent, it must be obtained by the unanimous written consent of all shareholders of the Company.

         18. Information to Optionees and Holders of Stock Purchase Rights. The Company shall provide to each Optionee and each Holder of a Stock Purchase Right, during the period for which such person has one or more Options or Stock Purchase Rights outstanding, copies of annual financial statements of the Company. The Company shall not be required to provide such information if the issuance of Options and grant of Stock Purchase Rights under the Plan is limited to key employees whose duties to the Company assure their access to equivalent information.











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